                                                                   EXHIBIT 10(H)

                               January 30, 1996


Lawrence A. Guske
PS Group, Inc.
4370 La Jolla Village Drive
Suite 1050
San Diego, California 92122

     Re:  Employment Agreement
          --------------------

Dear Larry:

     As you know, PS Group, Inc. (the "Company") is contemplating entering into a holding company reorganization transaction pursuant to which the Company would become a wholly-owned subsidiary of a newly-formed holding company (the "Reorganization").

     The employment agreement dated as of January 15, 1988 between you and the Company provides for special treatment upon the occurrence of a "Change in control of Employer." As we have discussed, the consummation of the Reorganization will not constitute a "Change in control of Employer" for the purposes of your employment agreement.

     Please execute this letter in the space provided below to confirm your agreement with the foregoing.

                              Sincerely,

                              /s/ Charles E. Rickershauser

                              Charles E. Rickershauser
                              Chairman of the Board and
                              Chief Executive Officer

Agreed and Accepted


 /s/ Lawrence A. Guske
------------------------
Lawrence A. Guske

Dated: January 30, 1996
      ------------------